SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  May 8, 2009

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway

301 N. W. 63rd Street, Suite 400

Oklahoma City, Oklahoma                73116

(Address of principal executive offices)   (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On April 14, 2009, The Beard Company (the “Company”) and its wholly-owned subsidiary, Beard Oil Company, entered into a letter agreement with Charles R. Wiggins (the “Purchaser”) to sell all of their remaining interest in the McElmo Dome CO2 Unit in southwest Colorado for a total cash consideration of $5,200,000. The Purchaser made a down payment of $1,300,000 to the Company upon execution of the letter agreement. The Purchaser was required to pay the $3,900,000 balance to the Company no later than May 8, 2009 (the “Closing Date”), at which time the Company was required to deliver title to the interest free and clean of all encumbrances. The Purchaser had the right to assign part or all of his interest in the letter agreement prior to the Closing Date, and assigned ½ of his right to Ken Kamon. On May 7, 2009, Purchasers wired the $3,736, 626 balance of the consideration (net of certain adjustments totaling $163,374) to the Company, and the Company paid off two of its secured lenders holding the Interest sold as collateral. A third secured lender was paid off on May 8, 2009, at which time the sale was officially closed. Transfer of production became effective on March 1, 2009.

There is no material relationship between the Purchasers and the Registrant or any of its affiliates, other than with respect to the transaction.

McElmo Dome is believed to be the largest producing CO2 field in the world. Prior to the sale, the Company owned approximately a 0.34979234% working interest (0.2942287% net revenue interest) and an overriding royalty interest equivalent to a net revenue interest of approximately 0.0598188%, giving the Company a total net revenue interest of approximately 0.3540485% in the Unit (the “Interest”).

Although the Company’s Interest in the Unit was small, it has been of great significance to the Company, accounting for 90% of total revenues from continuing operations and 97% of the operating profit of the Company’s two profitable segments for 2008.

A copy of the letter agreement has been previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 21, 2009. A copy of the press release issued May 11, 2009 by the Company announcing the closing of the sale of the Company’s remaining interest in the McElmo Dome CO2 Unit is attached as Exhibit 99.1 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

10.1	Letter Agreement dated April 14, 2009, re sale of McElmo Dome has been previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 21, 2009.

10.2	Assignment and Bill of Sale covering the Interests by and among Registrant, Beard Oil Company, Charles R. Wiggins and Ken Kamon dated as of March 1, 2009.

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10.3

Restated and Amended Letter Loan Agreement dated May 6, 2009 by and between William M. Beard and Lu Beard as Trustees of The William M. Beard and Lu Beard 1988 Charitable Unitrust (the “Unitrust”) and Registrant.

10.4	Promissory Note dated May 6, 2009 by and between the Unitrust and Registrant.

10.5	Letter Agreement dated May 7, 2009 between First Fidelity Bank, N.A. and Registrant.

10.6	Release of Amended and Restated Nominee and Subordination Agreement dated May 5, 2009 by and among the Unitrust, Boatright Family, L.L.C., McElmo Dome Nominee, LLC and Registrant.

99.1	Press Release dated May 11, 2009 re finalization of the sale of McElmo Dome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

May 14, 2009

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Letter Agreement dated April 14, 2009, re sale of McElmo Dome	Incorporated herein by reference

10.2	Assignment and Bill of Sale covering the Interests by and among Registrant, Beard Oil Company, Charles R. Wiggins and Ken Kamon dated as of March 1, 2009.	Filed herewith electronically

10.3

Restated and Amended Letter Loan Agreement dated May 6, 2009 by and between William M. Beard and Lu Beard as Trustees of The William M. Beard and Lu Beard 1988 Charitable Unitrust (the “Unitrust”) and Registrant.

Filed herewith electronically

10.4	Promissory Note dated May 6, 2009 by and between the Unitrust and Registrant.	Filed herewith electronically

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10.5	Letter Agreement dated May 7, 2009 between First Fidelity Bank, N.A. and Registrant.	Filed herewith electronically

10.6	Release of Amended and Restated Nominee and Subordination Agreement dated May 5, 2009 by and among the Unitrust, Boatright Family, L.L.C., McElmo Dome Nominee, LLC and Registrant.	Filed herewith electronically

99.1	Press Release dated May 11, 2009 re finalization of the sale of McElmo Dome.	Filed herewith electronically

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